Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333-281503) of Apogee Therapeutics, Inc.,

2) Registration Statement (Form S-8 No. 333-274234) pertaining to the Apogee Therapeutics, Inc. 2023 Equity Incentive Plan and Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan,

3) Registration Statement (Form S-8 No. 333-279354) pertaining to the Apogee Therapeutics, Inc. 2023 Equity Incentive Plan and Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan and

4) Registration Statement (Form S-8 No. 333-281477) pertaining to the Non-Plan Stock Option Grant of Apogee Therapeutics, Inc.;

of our reports dated March 3, 2025, with respect to the consolidated financial statements of Apogee Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Apogee Therapeutics, Inc. included in this Annual Report (Form 10-K) of Apogee Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 3, 2025